Exhibit 3.34

AMENDED AND RESTATED BYLAWS

OF

PLAID BROTHERS SOFTWARE, INC.

**************

These Bylaws are adopted by the Corporation and are supplemental to the California General Corporation Law as the same shall from time to time be in effect.

ARTICLE I - OFFICE

1.01. Office. The location of the principal office of the corporation shall be located within the State of California.

ARTICLE II - DIRECTORS

2.01. Number of Directors.

a. The authorized number of directors of the corporation shall be not less three (3) but not more than five (5).

b. The exact number of directors within the range of paragraph (a) is three (3).

c. The minimum and maximum numbers of directors of the corporation may be changed only by an amendment of paragraph (a) of this section of the bylaws approved by a majority of (i) the outstanding voting shares, or (ii) the board of directors.

2.02. Election of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting.

2.03 Meetings of the Board of Directors.

a. Meetings of the board of directors shall be held at the principal office of the corporation unless another place is stated in the notice of the meeting.

b. Regular meetings of the board of directors shall be held, if so provided in a resolution adopted by the board of directors, at the time and place specified in such resolution.

c. A special meeting of the board of directors may be called by the president, any vice president, the secretary or any two (2) officers.

d. Notice of all regular and special meetings of the board of directors shall be given. A notice need not include the purpose or agenda for the meeting. The notice may be in writing and mailed at least four (4) days before the meeting. The notice may also be delivered personally or by telephone or telegraph at least forty-eight (48) hours before the meeting.

e. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether

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before or after the meeting, or who attends the meeting without protesting the lack of notice to such director prior to commencement of such meeting.

f. Members of the board of directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by this means constitutes presence in person at such meeting.

g. A majority of the authorized number of directors constitutes a quorum of the board of directors for the transaction of business.

2.04. Required Vote of Directors. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

2.05. Written Consent of Directors. Any action required or permitted to be taken by the board of directors may be taken without a meeting and without prior notice, if all of the members of the board shall individually or collectively consent in writing to such action.

2.06. Inspection Rights of Directors. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and of its subsidiary corporations, domestic and foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

ARTICLE III – OFFICERS

3.01 Officers. The corporation shall have a President, Secretary and a Treasurer, and may have one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and/or Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.

3.02 Contract of Employment. When authorized by the board of directors, any officer may be appointed for a specific terms under a contract of employment. Notwithstanding that such officer is appointed for a specified term or under a contract of employment, any such officer may be removed from office at any time and shall have no claim against the corporation on account of such removal other than for such monetary compensation as the officer may be entitled to under the terms of the contract of employment.

3.03. Resignation. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party, but the acceptance thereof shall not be necessary to make it effective

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3.04. Execution of Instruments.

a. Except as provided in Article VI of the bylaws with respect to share certificates, any and all instruments executed in the name of the corporation, including but not limited to, contracts, agreements, purchase orders, notes, deeds, deeds of trust, mortgages, leases, security agreements, checks and drafts issued, endorsements of checks and drafts received, certificates, applications and reports, shall be executed by any one or more officers, employees or agents of the corporation as authorized from time to time by the board of directors. such authorization may be general or confirmed to specific instances.

b. The respective offices as established by Article III of the bylaws and by resolution of the board of directors include, except as otherwise provided, the authority to execute instruments in the name of the corporation when the execution of the instrument is incident to carrying out the duties of the office.

ARTICLE IV – INDEMNIFICATION

4.01. Indemnification of Directors, Officer and Employees.

a. The corporation may indemnify a director, office of employee under the provisions of Section 317 of the General Corporation Law of the State of California (“GCL”), or pursuant to any contract entered into with any employee who is not an officer or director.

b. Expenses incurred in defending any proceeding may be advanced by the corporation as authorized in Section 317 of the GCL prior to the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall be determined ultimately that the director, officer or employee is entitled to be indemnified.

c. The corporation may purchase and maintain insurance on behalf of any director, officer or employee of the corporation against any liability asserted against or incurred by the director, officer or employee in such capacity or arising out of the director’s, officer’s or employee’s status as such, whether or not the corporation would have the power to indemnify the director, officer or employee against such liability under the provisions of Section 317 of the GCL.

ARTICLE V – SHAREHOLDERS

5.01. Annual Meeting of Shareholders.

a. All meetings of the shareholders shall be held at such place or places, inside the State of California, as determined by the Board of Directors from time to time. If necessary, however, the Board of Directors may determine to hold such meetings outside the State of California.

b. At the annual meeting of shareholders the total authorized number of directors shall be elected. Any other proper business may be transacted at the annual meeting of shareholders except as limited by the notice requirements of subdivisions (a) and (f) of the GCL.

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5.02. Notice of Meetings of Shareholders. Written notice of all annual and special meetings of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the board of directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

5.03. Proxies. Every person entitled to vote shares may authorize another person or persons to act by written proxy with respect to such shares. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Any proxy may be revoked by a writing delivered to the corporation stating that the proxy is revoked.

5.04. Quorum and Voting. A majority of the share entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a majority or higher percentage of all outstanding shares is required by law or by the articles of incorporation.

5.05. Cumulative Voting for Directors.

a. Every shareholder complying with paragraph (b) hereof and entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.

b. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder’s shares) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

c. In any election for directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

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5.07. Written Consent of Shareholders.

a. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, subject to paragraph (b) hereof.

b. The election of directors by written consent requires the unanimous written consent of all shares entitled to vote for the election of directors.

c. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as provided in subdivision (b) of Section 603 of the GCL.

5.08. Inspection Rights of Shareholders.

a. A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or holding at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors, have an absolute right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the corporation.

b. The record of shareholders shall also be open to inspection and copying by any shareholders at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interests as a shareholder.

c. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and committees of the board of directors shall be open to inspection upon the written demand on the corporation of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder.

d. Inspection pursuant to this section of the bylaws by a shareholder may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

e. If any record subject to inspection pursuant to this section of the bylaws is not maintained in written form, the corporation shall at its expense make such record available in written form.

Plaid Brothers Software, Inc.

Bylaws

ARTICLE VI – SHARES

6.01. Share Certificates; Signatures.

a. The share certificates of the corporation shall be in a form approved by the board of directors.

b. Each share certificate shall be signed by (a) the President, a Vice President or an Assistant Vice President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation.

ARTICLE VII – RECORDS

7.01. Minute Book. The corporation shall keep or cause to be kept a minute book which shall contain:

a. The record of all meetings of the board of directors including date, place, those attending and the proceedings thereof, a copy of the notices of meetings and when and how given, written waivers of notices of meetings, written consents to holding meetings, written approvals of minutes of meetings, and unanimous written consents to actions of the board of directors without a meeting.

b. The record of all meetings of the shareholders including date, place, shareholders and numbers shares present in person or by proxy, proxies used, and the proceedings thereof, a copy of the notices of meetings and when and how given, any affidavit as to the mailing or giving of notice, written waivers of notice of meetings, written consents to the holding of meetings, written approvals of the minutes of the meetings, written consents of shareholders to actions without a meeting by less than unanimous consent.

c. A copy of the articles of incorporation and all amendments thereof and a copy of all certificates filed with the Secretary of State.

d. A copy of the bylaws as amended, duly certified by the secretary.

e. A copy of each Notice of Issuance filed with the Commissioner of Corporations together with the receipt issued by the Commissioner of Corporations and any affidavit or declaration of mailing of the Notice, and each permit of or qualification by the Commissioner of Corporations to issue shares or consent to transfer shares.

7.01. Share Register. The corporation shall keep or cause to be kept a share register which shall contain a record of each share certificate issued, including the certificate number, the date, the number of shares, the name and address of the shareholder, and any shareholder changes of address. The share register shall also record each transfer of a share certificate, the date thereof, the number of each share certificate issued upon the transfer and the numbers of shares for each such certificate, and shall retain the share certificate cancelled upon the transfer.

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7.02. Annual Report. The sending of an annual report to the shareholders of the corporation is waived for so long as the corporation has less than one hundred (100) shareholders of record, determined as provided in Section 605 of the GCL.

ARTICLE VIII. ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS THERETO

9.01. Adoption and Effective Date. These Bylaws have been duly adopted as the Bylaws of the Corporation this 23RD day of February, 2006, and shall be effective as of said date.

9.02. Amendment of Bylaws.

Section Amended	DATE AMENDED	MANNER OF ADOPTION